UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	November 2, 2005
Date of Earliest Event Reported:	October 27, 2005

BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	333-122770	20-2807265
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

1111 West Jefferson Street
Boise, Idaho	83728
(Address of principal executive offices)	(Zip Code)

(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Approval of Boise Cascade Company Directors Deferred Compensation Plan

On October 28, 2005, our board of directors approved the Boise Cascade Company Directors Deferred Compensation Plan, to become effective on January 1, 2006.  Directors who receive cash retainers and meeting fees in connection with their service on the company’s board of directors are eligible to participate in the plan.  Participants may defer up to 100% of the cash compensation they receive for their service as company directors.  The company credits all deferred amounts with imputed interest calculated according to the terms of the plan.  The plan provides for payment in cash in a lump sum or in annual installments, as elected by the participant.  The company distributes the amounts deferred at the time elected by the participant, as more specifically described in the plan.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the plan, filed as Exhibit 99.1 to this Report on Form 8-K.  Exhibit 99.1 is incorporated by reference into this Item 1.01.

Amendments to the 2004 Deferred Compensation Plan

Our subsidiary, Boise Cascade, L.L.C., maintains a number of compensation plans in which our executive officers are eligible to participate.  Among these plans is the 2004 Deferred Compensation Plan.  At a meeting held on October 27, 2005, the Executive Compensation Committee of our board of directors approved amendments to the plan as described below.

The Committee amended the 2004 Deferred Compensation Plan primarily to address Internal Revenue Code Section 409A, together with recent guidance and regulations promulgated under such Section.  These amendments include:

•                  Elimination of an acceleration of payment upon a change in control;

•                  Elimination of the participant’s ability to make mid-year deferral elections;

•                  Elimination of a provision that prohibited distribution to “key employees” within six months of a termination of employment;

•                  Clarification that an “evergreen” deferral election becomes irrevocable on December 31 of the current year with respect to deferrals in the following year;

•                  Elimination of a prohibition against the participant changing his/her distribution election from installment payments to a lump sum; and

•                  Elimination of a one-time limitation on distribution election change requests.

These amendments to the plan became effective on October 28, 2005.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the plan, filed as Exhibit 99.2 to this Report on Form 8-K.  Exhibit 99.2 is incorporated by reference into this Item 1.01.

Toeldte Compensation Arrangement

Effective October 28, 2005, Alexander Toeldte’s annual base salary increased to $500,000 in connection with his promotion to executive vice president, Paper and Packaging & Newsprint.

Holleran Severance Arrangement

As we previously reported in the Report on Form 8-K filed with the SEC on August 16, 2005, we announced John W. Holleran’s anticipated departure as executive vice president, Law and Administration before year-end 2005.  In connection with such departure, the Executive Compensation Committee of our board of directors has approved the entry into a severance arrangement with Mr. Holleran.  Such arrangement describes and confirms the benefits and responsibilities set forth in the Executive Officer Severance Agreement between Mr. Holleran and the company.  The severance arrangement includes the following material provisions:

•                  An employment termination date of November 15, 2005;

•                  Payment of lump sum severance equal to twice Mr. Holleran’s base salary and target annual incentive;

•                  Payment of a pro rata award under the company’s annual incentive plan;

•                  Repurchase of Mr. Holleran’s Class B Units under the company’s management equity plan at his original cost;

•                  Forfeiture of Mr. Holleran’s Class C Units under the company’s management equity plan;

•                  Payment of unused time-off;

•                  Payment of an amount to reimburse Mr. Holleran for excise taxes levied in connection with the severance arrangement;

•                  Covenant of confidentiality, nonsolicitation of employees, and nondisparagement;

•                  Compliance with the other provisions outlined in the Executive Officer Severance Agreement by and between Mr. Holleran and the company.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the letter agreement outlining Mr. Holleran’s severance arrangement.  Such letter agreement is filed as Exhibit 99.3 to this Report on Form 8-K.  Exhibit 99.3 is incorporated by reference into this Item 1.01.  The form of Executive Officer Severance Agreement between Mr. Holleran and the company was filed as Exhibit 10.13 to the registration statement on Form S-1, which the company filed with the SEC on February 11, 2005.

Item 1.02               Termination of a Material Definitive Agreement.

As discussed under Item 1.01 above, Mr. Holleran’s employment with the company will end on November 15, 2005.  In connection with his departure, the company and

Mr. Holleran have entered into a severance arrangement and, accordingly, the Executive Officer Severance Agreement will terminate effective November 15, 2005. The discussion of Mr. Holleran’s severance arrangement set forth above under Item 1.01 “Entry into a Material Definitive Agreement – Holleran Severance Arrangement” and a copy of the letter setting forth the arrangement, a copy of which is filed as Exhibit 99.3 hereto, are incorporated by reference in response to this Item 1.02.  The form of Executive Officer Severance Agreement between Mr. Holleran and the company was filed as Exhibit 10.13 to the registration statement on Form S-1, which the company filed with the SEC on February 11, 2005.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Election of Executive Vice President, Paper and Packaging & Newsprint

Effective October 28, 2005, our board of directors elected Alexander Toeldte as executive vice president, Paper and Packaging & Newsprint.  Since October 1, 2005, he had served as president of the company’s Packaging & Newsprint business segment.  From 2004 to present, Mr. Toeldte served as chair of Algonac Limited, a private management and consulting firm based in Auckland, New Zealand.  From 2001 to 2003, Mr. Toeldte served as executive vice president of Fonterra Co-operative Group, Ltd and CEO of Fonterra Enterprises.  Fonterra, based in New Zealand, is a multinational dairy company and the world’s largest exporter of dairy products.  From 1999 to 2001, Mr. Toeldte served in various capacities with Fletcher Challenge Limited, which was formerly one of the largest companies in New Zealand with holdings in paper, building materials, and energy.  From 1999 to 2000, he was the chief executive officer of Fletcher Challenge Paper and chair of Fletcher Challenge Canada.  From 2000 to 2001, he was chief executive officer of Fletcher Challenge Building, a New Zealand based manufacturer and distributor of building materials.  In addition to the above, Mr. Toeldte has held various positions with the following: McKinsey & Company, Agfa-Gevaert France S.A., and Ford in Germany.  Mr. Toeldte, who holds a masters degree in business administration from McGill University, is forty-five years of age.

In 2005, the company used the consulting services of Algonac Limited, where Mr. Toeldte has served as chair since 2004.  While the company did not compensate Mr. Toeldte for these services, the company did reimburse Algonac for certain out-of-pockets expenses incurred by Mr. Toeldte during the course of his consultancy.  Except for Mr. Toeldte’s employment arrangements described in the company’s Report on Form 8-K filed with the SEC on October 6, 2005, which are incorporated herein by reference, the company has not had other transactions with Mr. Toeldte to which the company was or is to be a party, and in which Mr. Toeldte had or is to have a direct or indirect material interest.  There are no family relationships between Mr. Toeldte and the company’s directors, executive officers, or persons nominated or charged by the company to become directors or executive officers.

Item 9.01               Financial Statements and Exhibits.

(d)     Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit Number	Description

Exhibit 99.1	Boise Cascade Company Directors Deferred Compensation Plan, Effective January 1, 2006

Exhibit 99.2	Deferred Compensation Plan, As Amended Through October 28, 2005

Exhibit 99.3	Severance Arrangement with John W. Holleran

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ Karen E. Gowland
Karen E. Gowland
Vice President, General Counsel and
Corporate Secretary
Date: November 2, 2005